Exhibit (e)(3)

PROFUNDS

CLASS A SHARES

DISTRIBUTION AGREEMENT

AGREEMENT made as of the 10th day of March, 2005, between PROFUNDS (the “Trust”), a Delaware business trust having its principal place of business at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, and PROFUNDS DISTRIBUTORS, INC. (“Distributor”), a Delaware corporation having its principal place of business at 60 State Street, Boston, Massachusetts 02109 and a wholly-owned subsidiary of BISYS FUND SERVICES OHIO, INC. (“BISYS”).

WHEREAS, the Trust is engaged in business as an open-end management investment company, registered with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate classes with each such class representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Trust intends to offer Class A Shares (the “Shares”) in each of the series identified in Schedule A hereto, as amended from time to time, (such series, together with all other series subsequently established by the Trust being herein collectively referred to as the “Funds”);

WHEREAS, the Trust desires to retain Distributor to provide distribution services to the Trust with respect to Class A Shares the Funds;

WHEREAS, Distributor is willing to perform such services; and

WHEREAS, this contract has been approved by the Trustees of the Trust in anticipation of the Distributor’s transfer of its rights to a portion of the Distribution Fee (as defined in the Class A Shares Distribution and Shareholder Services Plan dated as of March 10, 2005) and/or contingent deferred sales charges to repay, with interest, as required, a financing party for commission or other advances made in connection with certain sales of Class A Shares at Net Asset Value.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the parties hereby agree as follows:

1.	Services as Distributor.

Distributor shall perform for the Trust the distribution services set forth below:

1.1 Distributor will act as agent for the distribution of the Shares covered by the registration statement and prospectus of the Trust then in effect under the Securities Act of 1933, as amended (the “Securities Act”). As used in this Agreement, the term “registration statement” shall mean Parts A (the Prospectus), B (the Statement of Additional Information) and C (Other Information) of each registration statement that is filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term “prospectus” shall mean each form of prospectus and Statement of Additional Information used by the Funds for delivery to shareholders and prospective shareholders after the effective dates of the above referenced registration statements, together with any amendments and supplements thereto.

1.2 Distributor may solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor is now and may in the future be the distributor of the shares of several investment companies or series (together, “Companies”) including Companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Companies. The Trust agrees that Distributor’s duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2; provided, however, that Distributor shall not divert potential investors in the Trust to such Companies.

Distributor shall, engage in appropriate activities which it deems reasonable, which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

1.3 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

1.4 Distributor may, in its discretion and at its expense, appoint in writing other parties qualified to perform certain services described in this Agreement reasonably acceptable to the Trust (individually, an “Agent”) to carry out some or all of its responsibilities under this Agreement with respect to the Trust or a Fund; provided, however, that the Agent shall be the agent of Distributor and not the agent of the Trust or such Fund, that Distributor shall be fully responsible for the acts of such Agent to the extent BISYS would be responsible if BISYS had performed such acts and shall not be relieved of any of its responsibilities hereunder by the appointment of such Agent, and that Distributor shall disclose in writing the name of such Agent and the existence of any relationship (non-financial) between the Agent and Distributor, if any, to the Trust.

1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Funds.

1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Trust’s officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

1.7 Distributor may enter into selling agreements with selected dealers or others. Distributor is expressly authorized, pursuant to the Distribution and Services Plans attached as Schedule B hereto (the “Distribution Plan”) and in accordance with the terms and conditions contained therein, to enter into third-party service and/or dealer agreements (each a “Service Agreement”) on behalf of the Trust with Authorized Firms (as such term is defined in the Distribution Plan); provided, however, that in no event may Distributor enter into a Service Agreement with any entity controlling, controlled by or under common control with Distributor without the express written approval of the Trust. The payments by the Trust to the Distributor in accordance with the Distribution Plan shall be made monthly at an annual rate of up to .40% of the average daily net assets in Class A Shares of the Funds as set forth on Schedule A, as amended from time to time, while such amount is paid under the Distribution Plan; provided, however, that in consideration of its services as general distributor for Class A shares, the Trust shall pay to the Distributor (or its designee or transferee) on behalf of the relevant Fund the Distributor’s Allocable Portion (hereinafter defined) of the Distribution Fee (as defined in the Class A Shares Distribution and Shareholder Services Plan) in respect of Class A shares of that Fund. For purposes of this Agreement, the Distributor’s “Allocable Portion” of the Distribution Fee shall be 100% of such Distribution Fee unless or until a Fund uses a general distributor other than or in addition to the Distributor and thereafter the Allocable Portion shall be the portion of the Distribution Fee attributable to (i) Class A shares of the Fund (the “Subject Fund”) distributed by the Distributor (“Commission Shares”), plus (ii) Class A shares of the Subject Fund issued in connection with the exchange of Commission Shares of another Fund and/or Class A shares of another fund of the Trust issued in reinvestment of dividends or capital gain distributions in respect of Commission Shares of another Fund of the Trust, plus (iii) Class A shares of the Subject Fund issued in reinvestment of dividends or capital gain distributions in respect of Class A shares of the Subject Fund described in clauses (i) and (ii), it being understood that the mechanics of attributing the portion of Distribution Fee of the Fund to Class A shares for purposes of calculating the Distributor’s Allocable Portion shall be agreed to by the Trust and the Distributor in light of systems capabilities for tracking the aging, exchange and reinvestment experience of Class A shares sold by the Distributor; provided, however, that the Distributor’s Allocable Portion of the Distribution Fee and any contingent deferred sales charges arising in respect of Class A shares taken into account in computing the Distributor’s Allocable Portion shall be limited under the NASD Rule or other applicable regulations of the NASD as if the Class A shares taken into account in computing the Distributor’s Allocable Portion themselves constituted a separate class of shares of a Fund.

The services rendered by the Distributor for which the Distributor is entitled to receive the Distributor’s Allocable Portion of the Distribution Fee shall be deemed to have been completed at the time of the initial purchase of the Commission Shares (whether of a Fund or another fund of the Trust) taken into account in computing the Distributor’s Allocable Portion. Notwithstanding anything to the contrary in this Agreement, the Distributor shall be paid its Allocable Portion of the Distribution Fee notwithstanding the Distributor’s termination as general distributor of the Class A shares of the Funds, or any termination of this Agreement other than in connection with a Complete Termination (as defined in the Class A Shares Distribution and Shareholder Services Plan) of the Class A Shares Distribution and Shareholder Services Plan as in effect on the date of execution of this Agreement. Except as provided in the preceding sentence, the Trust’s obligation to pay the Distribution Fee to the Distributor shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Trust or a Fund of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than its rights to be paid its Allocable Portion of the Distribution Fee and to be paid the contingent deferred sales charges) of the Distributor).

1.8 The Distributor will act as agent for the Trust in connection with the repurchase and redemption of Shares by the Trust upon the terms and conditions set forth in the then current prospectus and statement of additional information (collectively, the “prospectus”) of the Trust or as the Trust acting through its Trustees may otherwise direct. The Distributor may employ such third parties, including one or more participating brokers or introducing brokers, for such purposes as the Distributor, in its sole discretion, shall deem to be advisable or desirable. Any contingent deferred sales charge imposed on repurchases and redemptions of Class A shares upon the terms and conditions set forth in the prospectus shall be paid to the Distributor in addition to the fees with respect to Class A shares set forth in Section 1.7 hereof. Notwithstanding anything to the contrary in this Agreement, the Distributor shall be paid such contingent deferred sales charges in respect of Class A shares taken into account in computing the Distributor’s Allocable Portion of the Distribution Fee notwithstanding the Distributor’s termination as general distributor of the Class A shares of a Fund or any termination of this Agreement other than in connection with a Complete Termination of the Class A Shares Distribution and Services Plan as in effect on the date of execution of this Agreement. Except as provided in the preceding sentence, the Trust’s obligation to remit such contingent deferred sales charges to the Distributor shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Trust or a Fund of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than its right to be paid its Allocable Portion of the Distribution Fee and to be paid the contingent deferred sales charges) of the Distributor). The Trust will not waive any contingent deferred sales charge except under the circumstances set forth in the Trust’s registration statement dated on or about May 1, 2005, without the consent of the Distributor (or, if rights to payment have been transferred, the transferee). The Trust will take such steps as are commercially reasonable to track on a share-by-share basis the aging of its shares for purposes of calculating any contingent deferred sales charges and/or distribution fees.

1.9 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

1.10 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent (unless any such information was provided by an affiliate of Distributor without instruction or review by the Trust). The Trust shall also furnish Distributor upon request with: (a) unaudited semiannual statements of the Funds’ books and accounts prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

1.11 The Trust represents to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Trust with the Commission under the Securities Act have been carefully prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all statements required to be stated therein in conformity with applicable laws and all statements of fact contained in any such registration statement and prospectus are true and correct. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust’s counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

1.12 The Trust authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor’s part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement, or from the failure of the Distributor to comply with laws applicable to it in serving as distributor and rendering distribution services hereunder. In the absence of willful misfeasance, bad faith or gross negligence or reckless disregard of obligations or duties hereunder on the part of Distributor or any of its officers, directors or employees, or the failure of the Distributor to comply with laws applicable to it in serving as distributor and rendering distribution services hereunder, the Trust agrees to indemnify, defend and hold Distributor, its several partners and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur (a) based on any act or omission in the course of, or connected with, rendering services hereunder; (b) based on any representations made herein by the Trust; (c) based on any act or omission of any prior Distributor (in its capacity as Distributor or Sub-Administrator), Administrator or Adviser to the Company, including the registration or failure to register any shares of the Trust in accordance with state or federal laws or resulting from or relating to any books or records delivered to the Distributor in connection with its responsibilities under this Agreement and occurring prior to the date of this Agreement; or (d) under the Securities Act or under common law or otherwise, arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus, or (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Trust’s agreement to indemnify Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus, advertisement or sales literature and in such financial and other statements as are furnished in writing to the Trust by Distributor and used in the answers to the registration statement or in the corresponding statements made in the prospectus, advertisement or sales literature, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust’s agreement to indemnify Distributor and the Trust’s representations and warranties hereinbefore set forth in paragraph 1.11 shall not be deemed to cover any liability to the Trust or its Shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Distributor’s reckless disregard of its obligations and duties under this Agreement.

The Trust’s agreement to indemnify Distributor, its partners and employees and any such controlling person, as aforesaid, is expressly conditioned upon the Trust being notified of any action brought against Distributor, its partners or employees, or any such controlling person, such notification to be given as provided in Section 9 and sent to the Trust by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Trust’s indemnity agreement contained in this paragraph 1.12. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Distributor reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The Trust’s indemnification agreement contained in this paragraph 1.12 and the Trust’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares.

This Agreement of indemnity will inure exclusively to Distributor’s benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

1.13 Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the Trust and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Trust required to be stated in such answers or necessary to make such information not misleading. Distributor’s agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given as provided in Section 9, and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on Distributor’s part, and in any other event the Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Trust, its officers or Trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Distributor’s indemnity agreement contained in this paragraph 1.13.

1.14 No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities

Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.14 shall in any way restrict or have an application to or bearing upon the Trust’s obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Trust’s prospectus, Agreement and Declaration of Trust, or Bylaws.

1.15 The Trust agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor:

(a)	of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

(b)	in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

(c)	of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

(d)	of all action of the Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

For purposes of this section, informal requests by or acts of the staff of the Commission shall not be deemed actions of or requests by the Commission.

1.16 Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

1.17 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

1.18 In the event Distributor purchases the initial shares of the Trust or a Fund for purposes of satisfying the minimum net worth requirements set forth in Section 14 (a) of the 1940

Act, and a notice of termination is subsequently given or this Agreement is otherwise terminated pursuant to Section 6 herein for any reason prior to the time that organizational expenses incurred by the Trust have been fully amortized, then the Trust shall cause the successor distributor of the shares (the “Successor Distributor”) to pay to Distributor, within ten (10) days prior to the termination of this Agreement, an amount of cash that is sufficient to purchase the initial shares that are held by Distributor

1.19 In accordance with the Securities and Exchange Commission’s Regulation S-P (“Regulation S-P”), nonpublic personal financial information relating to consumers or customers of the Trust provided by, or at the direction of the Trust to Distributor, or collected or retained by Distributor in the course of performing its duties as transfer agent shall be considered confidential information. Distributor agrees that it shall not use such confidential information for any purpose other than to carry out its obligations under this Agreement, and further agrees that it shall not give, sell or in any way transfer or disclose such confidential information to any person or entity, other than (i) affiliates of Distributor who have entered into contractual arrangements with the Trust, and then only to the extent necessary to carry out the obligations under such contractual arrangements, (ii) at the direction of the Trust, (iii) as required by law, or (iv) subject to (i) above, as permitted by law. Distributor represents that it has in place and shall maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information related to consumers or customers of the Trust. Distributor warrants that prior to disclosing such confidential information to any person or entity as permitted in the previous sentence, Distributor shall obtain a representation from such person or entity that the person or entity has in place similar procedural safeguards designed to meet the objectives set forth in this paragraph 1.19. The Trust represents to Distributor that it has adopted a Statement of its privacy policies and practices as required by Regulation S-P and agrees to provide Distributor with a copy of that statement annually.

2.	Fee.

Distributor shall be entitled to receive from the Trust all amounts payable to Authorized Firms pursuant to the terms of each Service Agreement; provided, however, that in no event shall the Trust be obligated to make any payment which, by itself or together with any amounts previously paid, would exceed the maximum amount permitted to be paid under the Distribution Plan, and Distributor shall not be obligated to pay any amount that it does not receive from the Trust.

3.	Sale and Payment.

Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Distribution and Service Plan referred to above. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or at net asset value subject to a contingent deferred sales load with respect to certain redemptions, such Shares shall hereinafter be referred to collectively as “Load Shares” (in the case of Shares that are sold with a front-end sales load or Shares that are sold subject to a contingent deferred sales load), “Front-End

Load Shares” or “CDSL Shares” and individually as a “Load Share,” a “Front-End Load Share” or a “CDSL Share.” A Fund that contains Front-End Load Shares shall hereinafter be referred to collectively as “Load Funds” or “Front-End Load Funds” and individually as a “Load Fund” or a “Front-end Load Fund.” A Fund that contains CDSL Shares shall hereinafter be referred to collectively as “Load Funds” or “CDSL Funds” and individually as a “Load Fund” or a “CDSL Fund.” Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

3.1 Distributor shall have the right to purchase Load Shares at their net asset value and to sell such Load Shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. Distributor shall also have the right to sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

3.2 Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, Distributor, Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such Shares. Distributor may retain so much of any sales charge or underwriting discount as is not allowed by Distributor as a concession to dealers.

4.	Public Offering Price.

The public offering price of a Load Share shall be the net asset value of such Load Share, plus any applicable sales charge, all as set forth in the current prospectus of the Load Fund. The net asset value of Shares shall be determined in accordance with the provisions of the Declaration or Trust/Articles of Incorporation and Bylaws of the Trust and the then-current prospectus of the Load Fund.

5.	Issuance of Shares.

The Trust reserves the right to issue, transfer or sell Load Shares at net asset value (a) in connection with the merger or consolidation of the Trust or the Load Fund(s) with any other investment company or the acquisition by the Trust or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current prospectus of the Load Fund; and (e) otherwise in accordance with any then-current prospectus of the Load Fund.

6.	Term, Duration and Termination.

This Agreement shall become effective as of the date first written above and, unless sooner terminated as provided herein, shall continue automatically for successive one-year terms, provided that such continuance is specifically approved at least annually by (a) the vote of a majority of those members of the Trust’s Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) the vote of the Trust’s Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty, on ninety (90) days’ prior written notice, by the Trust’s Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust or by Distributor. This Agreement will also terminate automatically in the event of its assignment (excluding for this purpose any assignment of rights to payment described in the recitals of this Agreement). (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested persons” and “assignment” shall have the same meanings as ascribed to such terms in the 1940 Act.)

After such termination, for so long as Distributor, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any Schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by Distributor but unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. Distributor shall be entitled to collect from the Trust, in addition to the fees and disbursements provided by Section 2, 3 and 4 hereof, the amount of all of Distributor’s cash disbursements in connection with Distributor’s activities in effecting such termination, including without limitation, the delivery to the Trust and/or its distributor or investment adviser and/or other parties, of the Trust’s property, records, instruments and documents, or any copies thereof. To the extent that Distributor may retain in its possession copies of any Trust documents or records subsequent to such termination which copies had not been requested by or on behalf o the Trust in connection with the termination process described above, Distributor, for a reasonable fee, will provide the Trust with reasonable access to such copies.

7.	Limitation of Liability of the Trustees and Shareholders.

It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust’s Agreement and Declaration of Trust.

Each Fund shall be regarded for all purposes hereunder as a separate party apart from each other Fund. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to the Trust shall be deemed to relate solely to the particular Fund to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. The use of this single document to memorialize the separate agreement of each Fund is understood to be for clerical convenience only and shall not constitute any basis for joining the Funds for any reason.

8.	Assignment.

This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto.

9.	Notice.

Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by Federal Express or similar delivery service, by facsimile or by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814; and if to the Distributor at 3435 Stelzer Road, Columbus, Ohio 43219, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

10.	Anti-Money Laundering Compliance

10.1 Each of Distributor and the Trust acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects.

10.2 The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in all future agreements entered into by the Distributor with any dealer or other financial intermediary that is authorized to effect transactions in Shares of the Trust.

10.3 Each of Distributor and the Trust agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”). Distributor undertakes that it will grant to the Trust, the Trust’s anti-money laundering compliance officer and regulatory agencies, reasonable access to copies of Distributor’s AML Operations, books and records pertaining to the Trust only. It is expressly understood and agreed that the Trust and the Trust’s compliance officer shall have no access to any of Distributor’s AML Operations, books or records pertaining to other clients of Distributor.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

PROFUNDS		PROFUNDS DISTRIBUTORS, INC.

By:		By:
	Michal L Sapir		Louis M. Mayberg
	Chairman and Chief Executive Officer		President

SCHEDULE A

AS OF MARCH 10, 2005

Bull ProFund

Mid-Cap ProFund

Small-Cap ProFund

OTC ProFund

Europe 30 ProFund

Mid-Cap Value ProFund

Mid-Cap Growth ProFund

Small-Cap Value ProFund

Small-Cap Growth ProFund

UltraBull ProFund

UltraMid-Cap ProFund

UltraSmall-Cap ProFund

UltraOTC ProFund

UltraJapan ProFund

Bear ProFund

UltraBear ProFund

UltraShort OTC ProFund

Money Market ProFund

Airlines UltraSector ProFund

Banks UltraSector ProFund

Basic Materials UltraSector ProFund

Biotechnology UltraSector ProFund

Consumer Services UltraSector ProFund

Consumer Goods UltraSector ProFund

Oil & Gas UltraSector ProFund

Leisure Goods UltraSector ProFund

Financials UltraSector ProFund

Health Care UltraSector ProFund

Industrials UltraSector ProFund

Internet UltraSector ProFund

Oil Equipment, Services & Distribution UltraSector ProFund

Pharmaceuticals UltraSector ProFund

Precious Metals UltraSector ProFund

Real Estate UltraSector ProFund

Semiconductor UltraSector ProFund

Technology UltraSector ProFund

Telecommunications UltraSector ProFund

Utilities UltraSector ProFund

Mobile Telecommunications UltraSector ProFund

Asia 30 ProFund

UltraDow 30 ProFund

U.S. Government Plus ProFund

Short OTC ProFund

Short Small-Cap ProFund

Rising Rates Opportunity ProFund

Large-Cap Value ProFund

Large-Cap Growth ProFund

Dow 30 ProFund

Short Dow 30 ProFund

Short Mid-Cap ProFund

UltraShort Dow 30 ProFund

UltraShort Mid-Cap ProFund

UltraShort Small-Cap ProFund

Rising Rates Opportunity 10 ProFund

U.S. Government 30 ProFund

Rising U.S. Dollar ProFund

Falling U.S. Dollar ProFund

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

PROFUNDS		PROFUNDS DISTRIBUTORS, INC.

By:		By:
	Michal L Sapir		Louis M. Mayberg
	Chairman and Chief Executive Officer		President